EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT

ANNTAYLOR STORES CORPORATION:

    We consent to the incorporation by reference in this Registration Statement of AnnTaylor Stores Corporation and AnnTaylor Finance Trust on Form S-3 of our report dated March 11, 1996 (April 8, 1996 as to Note 15), appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended February 3, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP


New York, New York
September 26, 1996